Exhibit 1.1

FIELDSTONE MORTGAGE INVESTMENT CORPORATION

Fieldstone Mortgage Investment Corporation

Fieldstone Mortgage Investment Trust, Series 2005-[     ]

Mortgage-Backed Notes

[              ], 2005

UNDERWRITING AGREEMENT

[Name and Address of a

Representative of the

Underwriters]

Ladies and Gentlemen:

1.                                       Introduction.  Fieldstone Mortgage Investment Corporation, a Delaware corporation (the “Depositor”) proposes to form one or more real estate mortgage investment conduits (each, a “Trust”), which will issue, from time to time, securities entitled Fieldstone Mortgage Investment Trust, Series 2005-[    ], Mortgage-Backed Notes (the “Notes”) in one or more series (each, a “Series”).  Each Note will generally be payable out of the cash flows attributable to the property of each Trust, which will consist of one or more pools of mortgage loans (the “Mortgage Loans”) and certain related property to be conveyed to the Trust by the Depositor.  The Mortgage Loans may be sold to the Depositor pursuant to one or more Mortgage Loan Purchase Agreements (each, an “Mortgage Loan Purchase Agreement”), dated as of [               ], 2005 set forth in the applicable Terms Agreement (as hereinafter defined), between the Depositor, as purchaser, and Fieldstone Investment Corporation, as seller (the “Seller”).  The Notes of any Series will be issued pursuant to a Trust Agreement (the “Trust Agreement”), a Transfer and Servicing Agreement (the “Transfer and Servicing Agreement”) and an Indenture to be dated as set forth in the applicable Terms Agreement (the “Indenture” and, together with this Agreement, the related Terms Agreement, the Mortgage Loan Purchase Agreement, the Trust Agreement and the Transfer and Servicing Agreement, the “Agreements”), among the Trust, the Depositor, the Seller, the Master Servicer, the Servicer, the Sub-servicer, the Owner Trustee, the Indenture Trustee and the Trust Administrator, as applicable.  Capitalized terms used herein and not defined, shall have the meaning set forth in the related Terms Agreement.

The Notes are more fully described in the Registration Statement (as such term is defined in Section 2(a)), which the Depositor has furnished to the Representative (as defined below).  Each Series of Notes and any classes or subclasses of Notes (each, a “Class” or “Subclass”, respectively) within such Series may vary, among other things, as to number and types of Classes or Subclasses, aggregate class principal amount or class notional amount or aggregate class principal amount, the interest rate with respect to each Class or Subclass, the percentage interest if any, entitled by each Class or Subclass to payments of principal and interest on, or with respect to, the Notes payable out of cash flows attributable to the Mortgage Loans included in the related Trust, the class principal amount and interest rate, if any, priority of payment among Classes or Subclasses, the method of credit enhancement with respect to the Notes for such Series, the Classes or Subclasses of Notes of such Series subject to this Agreement, and any other variable terms contemplated by the Agreements and in the Notes of such Series.  For federal income tax purposes, the Notes will be characterized as debt to the extent they are issued to parties unrelated to the equity owner of the Trust.

Each offering of Notes will be made through [                                    ], (the “Representative”), for itself and for the other underwriters, if any, listed in the related Terms Agreement, for whom the Representative is acting as representative or through an underwriting syndicate managed by the Representative.  Whenever the Depositor determines to form a Trust and to make such an offering of Notes, it will enter into an agreement (the “Terms Agreement”) providing for the sale of such Notes to, and the purchase and offering thereof by, (i) the Representative, (ii) the Representative and such other underwriters who execute the related Terms Agreement and agree thereby to become obligated to purchase Notes from the Depositor, or (iii) the Representative and such other underwriters, if any, selected by the Representative as having authorized the Representative to enter into such Terms Agreement on their behalf (in each case, collectively, the “Underwriters”).  Such Terms Agreement shall specify the class principal amount or class notional amount of each Class or Subclass of the Notes to be issued and their terms not otherwise specified in the Agreements, the Classes or Subclasses of Notes subject to this Agreement, the price at which such Notes are to be purchased by the Representative and each of the Underwriters from the Depositor, the aggregate amount of Notes to be purchased by the Representative and each Underwriter and any other Underwriter that is a party to such Terms Agreement and the initial public offering price or the method by which the price at which such Notes are to be sold will be determined.  The Terms Agreement, which shall be substantially in the form of Exhibit A hereto, which may take the form of an exchange of any standard form of written telecommunication between the Representative and the Depositor.  Each offering of Notes will be governed by this Agreement, as supplemented by the applicable Terms Agreement, and this Agreement and such Terms Agreement shall inure to the benefit of and be binding upon the Representative and the related Underwriters.  Except as otherwise required by the context, all references herein to a Terms Agreement, Delivery Date, the related Agreements and Underwriters shall refer to the Terms Agreement, Delivery Date, the related Agreements and Underwriter or Underwriters, as the case may be, relating to the related Series of Notes.

2.                                       Representations and Warranties of the Depositor.  The Depositor represents and warrants to the Representative and to each of the Underwriters as of the date hereof and as of the date of the applicable Terms Agreement, as follows:

(a)                                  A registration statement on Form S-3 ([                          ]), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the offering of each Series thereof from time to time in accordance with Rule 415 under the Securities Act of 1933, as amended (the “Act”), has been filed with the Securities and Exchange Commission (the “Commission”) and such registration statement, as amended, has become effective.  For purposes of this Agreement, “Effective Time” means the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission and “Effective Date” means the date of the Effective Time.  Such registration statement, as amended, and the prospectus and related prospectus supplement that the Depositor has filed with the Commission pursuant to Rule 424(b) relating to the sale of the Notes of the applicable Series offered thereby constituting a part thereof, as from time to time amended or supplemented (including any prospectus relating to the Notes filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Commission promulgated under the Act (the “Rules and Regulations”)), including all documents incorporated therein by reference relating to the Series of Notes to which the Terms Agreement relates, are respectively referred to as the “Registration Statement” and the “Base Prospectus”; provided, however, that a supplement to such Base Prospectus prepared pursuant to Section 5(a) shall be deemed to have supplemented the Base Prospectus only with respect to the offering of the Series of Notes to which it relates (any such supplement for a Series of Notes, together with the Base Prospectus, the “Prospectus”).  The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement.

(b)                                 The Registration Statement, on the Effective Date, and the Base Prospectus, as of the date of the related Prospectus conformed in all material respects to the requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the time of the filing of the Prospectus for the Series of Notes identified in the related Terms Agreement, pursuant to Rule 424(b) and at the Delivery Date (as such terms are defined in Section 3), such Prospectus conforms and will conform in all material respects to the requirements of the Act and the Rules and Regulations, and does not include and will not include, any untrue statement of a material fact and does not omit and will not omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Prospectus delivered to the Underwriters for use in connection with the offering of the related Series of Notes was identical to the electronically transmitted copies thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system, except to the extent permitted by Regulation S-T.  The two immediately preceding sentences do not apply to statements or omissions from either of such documents based upon written information (including Computational Materials (as such term is defined in Section 8(a)) furnished to the Depositor by any Underwriter specifically for use therein.

(c)                                  The Depositor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own its assets and conduct its business as described in the Prospectus, is duly qualified as a foreign corporation in good standing in all jurisdictions in which the ownership or lease of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Depositor, and is conducting its business so as to comply in all material respects with the applicable statutes, ordinances, rules and regulations of the jurisdictions in which it is conducting business.

(d)                                 The related Agreements and the related Notes conform, or will conform as of the related Delivery Date, to the description thereof contained in the Registration Statement and the related Prospectus; and the Notes of a Series, on the Delivery Date set forth in the related Terms Agreement, will have been duly and validly authorized and, when such Notes are duly and validly executed by the Trust, authenticated by the Indenture Trustee or the Trust Administrator and delivered in accordance with such Agreements and delivered and paid for as provided herein, will be validly issued and outstanding and entitled to the benefits afforded by the related Agreements.

(e)                                  The execution and delivery by the Depositor of this Agreement and the other related Agreements to which it is a party are within the corporate power of the Depositor and have been, or will have been on the related Delivery Date, duly authorized by all necessary corporate action on the part of the Depositor; and neither the execution and delivery by the Depositor of such instruments, nor the consummation by the Depositor of the transactions herein or therein contemplated, nor the compliance by the Depositor with the provisions hereof or thereof, will (i) conflict with or result in a breach of, or constitute a default under, any of the provisions of the certificate of incorporation or by-laws of the Depositor, (ii) conflict with any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties, (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Depositor is a party or by which it is bound, or (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument.

(f)                                    At the date thereof, each Agreement to which the Depositor is a party will constitute a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity.

(g)                                 All approvals, authorizations, consents, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official (except with respect to the state securities or Blue Sky laws of various jurisdictions), required in connection with the valid and proper authorization, issuance and sale of the Notes of the related Series pursuant to this Agreement and the other related Agreements has been or will be taken or obtained on or prior to the applicable Delivery Date.

(h)                                 [Reserved].

(i)                                     At the applicable Delivery Date, each of the Mortgage Loans included in the Trust will conform to the representations and warranties with respect thereto set forth in the related Transfer and Servicing Agreement.

(j)                                     If so specified in the Prospectus, certain of the Notes subject to this Agreement and offered by means of the Registration Statement may, when issued pursuant to the Indenture, be “mortgage related securities”, as such term is defined in Section 3(a)(41) of the Securities Act of 1934, as amended (the “Exchange Act”).

(k)                                  Neither the Depositor nor the Trust will be subject to registration as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

3.                                       Purchase, Sale and Delivery of Notes.  Delivery of and payment for each Series of Notes to which this Agreement applies will be made at the office of [                                     ] or such other place as specified in the Terms Agreement, at such time as shall be specified in the Terms Agreement, or at such other time thereafter as set forth in the Terms Agreement, or as the Representative and the Depositor shall agree upon, each such time being herein referred to as a “Delivery Date”.  Delivery of such Notes shall be made by the Depositor to the Underwriters against payment of the purchase price specified in the applicable Terms Agreement in same day funds wired to such bank as may be designated by the Depositor, or by such other manner of payment as may be agreed upon by the Depositor and the Representative.  Except as otherwise provided in the related Terms Agreement, each Class of Notes of a Series sold to the Underwriters pursuant to such Terms Agreement will be represented initially by one or more notes registered in the name of Cede & Co., the nominee of the Depository Trust Company (the “DTC Notes”).  The interests of the beneficial owners of the DTC Notes will be represented by book entries on the records of DTC and participating members thereof.  Definitive certificates for the DTC Notes will be made available only under the limited circumstances specified in the Indenture.  Except as otherwise provided in the related Terms Agreement, each Class of Notes of a Series not sold to the Underwriters pursuant to such Terms Agreement will be in definitive, fully registered form, in such denominations and registered in such names as the Representative shall request, and will be made available at least 24 hours prior to the applicable Closing Date, for checking and packaging at the offices of Hunton & Williams LLP, Riverfront Plaza, East Tower, 951 E. Byrd Street, Richmond, Virginia 23219 in such amounts as determined pursuant to the Terms Agreement.

Except as otherwise provided in the related Terms Agreement, pursuant to Rule 15c6-1(d) under the Exchange Act, the Depositor and the Underwriters have agreed that the Delivery Date will not be less than five business days following the date hereof.

4.                                       Offering by Underwriters.  It is understood that the Underwriters propose to offer the Notes subject to this Agreement for sale to the public as set forth in the Prospectus.

5.                                       Covenants of the Depositor.  The Depositor covenants and agrees with the Underwriters participating in the offering of the applicable Series of Notes that:

(a)                                  Immediately following the execution of the Terms Agreement, the Depositor will prepare a supplement to the Base Prospectus setting forth the amount of Notes of the related Series covered thereby and the terms thereof not otherwise specified in the Base Prospectus, the price at which such Notes are to be purchased by the Underwriters, from the Depositor, either the initial public offering price or the method by which the price at which such Notes are to be sold will be determined, the selling concessions and reallowances, if any, and such other information as the Representative and the Depositor deem appropriate in connection with the offering of such Notes, but the Depositor will not file, for so long as the delivery of a Prospectus is required in connection with the offering or sale of such Notes, any amendments to the Registration Statement as in effect with respect to such Notes, or any amendments or supplements to the related Prospectus, unless it shall first have delivered copies of such amendments or supplements to the Representative, or if the Representative shall have reasonably objected thereto promptly after receipt thereof, the Depositor will, during such period, immediately advise the Representative or its counsel (i) when notice is received from the Commission that any post-effective amendment to the Registration Statement has become or will become effective and (ii) of any order or communications suspending or preventing, or threatening to suspend or prevent, the offer and sale of the Notes or of any proceedings or examinations that may lead to such an order or communication, whether by or of the Commission or any authority administering any state securities or Blue Sky law, as soon as the Depositor is advised thereof, and will use its best efforts to prevent the issuance of any such order or communication and to obtain as soon as possible its lifting, if issued.

(b)                                 If, at any time when a Prospectus relating to the Notes of the related Series is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the Rules and Regulations, the Depositor will promptly prepare and file with the Commission, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; provided, however, that the Depositor will not be required to file any such amendment or supplement with respect to any Computational Materials, Structural Term Sheets (each as defined in Section 8 below) or Collateral Term Sheets (as defined in Section 9 below) incorporated by reference in the Prospectus other than any amendments or supplements of such Computational Materials or Structural Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 8(a) hereof or any amendments or supplements of such Collateral Term Sheets that are furnished to the Depositor by the Underwriters pursuant to Section 9(a) hereof which are required to be filed in accordance therewith.

(c)                                  The Depositor will cause any Computational Materials and any Structural Term Sheets with respect to the Notes of a Series that are delivered by the Representative to the Depositor pursuant to Section 8 to be filed with the Commission on a Current Report on Form 8-K (a “Current Report”) pursuant to Rule 13a-11 under the Exchange Act in accordance with Section 10 on the business day immediately following the date on which the related Terms Agreement is executed and delivered.  The Depositor will cause any Collateral Term Sheet with respect to the offered Notes of a Series that is delivered by the Representative to the Depositor in accordance with the provisions of Section 9 to be filed with the Commission on a Current Report pursuant to Rule 13a-11 under the Exchange Act in accordance with Section 10 on the business day immediately following the day on which such Collateral Term Sheet is delivered to counsel for the Depositor by an Underwriter prior to 10:30 a.m. New York time.  In addition, if at any time prior to the availability of the related Prospectus, the Representative has delivered to any prospective investor a subsequent Collateral Term Sheet that reflects, in the reasonable judgment of the Representative and the Depositor, a material change in the characteristics of the Mortgage Loans for the related Series from those on which a Collateral Term Sheet with respect to the related Series previously filed with the Commission was based, the Depositor will cause any such Collateral Term Sheet that is delivered by the Representative to the Depositor in accordance with the provisions of Section 9 hereof to be filed with the Commission on a Current Report in accordance with Section 10.  Each such Current Report shall be incorporated by reference in the related Prospectus and the related Registration Statement.  No Underwriter, other than the Representative, shall prepare Computational Materials, Structural Term Sheets or Collateral Term Sheets, and each Underwriter hereby agrees only to deliver to prospective investors those Computational Materials, Structural Term Sheets or Collateral Term Sheets prepared by the Representative.

(d)                                 The Depositor will cause the Trust Administrator to furnish or make available, within a reasonable time after the end of each calendar year, to each holder of a Note (each, a “Noteholder”) at any time during such year, such information as the Depositor deems necessary or desirable to assist Noteholders in preparing their federal income tax returns.

(e)                                  The Depositor will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all documents and exhibits thereto or incorporated by reference therein), each related preliminary prospectus, the Prospectus and all amendments and supplements to such documents relating to the Notes of the related Series, in each case as soon as available, but in no event later than five business days after signing the related Terms Agreement, and in such quantities as the Representative reasonably requests.

(f)                                    The Depositor will arrange for the qualification of the Notes of the related Series for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representative designates and will continue such qualifications in effect so long as required for the distribution of the Notes; provided, however, that neither the Depositor nor the Trust shall be required to do business in any jurisdiction where it is now not qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction in which it is now not subject to service of process.

(g)                                 The Depositor will, while the Notes of a Series are outstanding furnish to the Representative, and upon request of each other Underwriter, information with respect to the related Trust or the Mortgage Loans included in the related mortgage pool, as the Representative or any such Underwriter may reasonably request, including but not limited to information necessary or appropriate to the maintenance of a secondary market in the Notes of such Series.

(h)                                 The Depositor will pay all expenses incident to the performance of its obligations under this Agreement and the Terms Agreement and will reimburse the

Underwriters for any expenses (including fees and disbursements of its counsel) incurred by them in connection with the offering and the qualification of the related Series of Notes and determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and the reproduction of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Notes and, to the extent previously agreed upon with the Representative, the expenses incurred in distributing any preliminary prospectuses, the Prospectus or any amendments or supplements thereto to the Underwriters.

(i)                                     During the period when a Prospectus is required by law to be delivered in connection with the sale of Notes of a related Series pursuant to this Agreement, the Depositor will file, or cause the Trust Administrator to file on behalf of the related Trust, on a timely and complete basis, all documents that are required by the related Trust with the Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

(j)                                     The Depositor will prepare, or cause to be prepared, and file, or cause to be filed such tax returns and take such actions, all on a timely basis, as is required to maintain the Notes as debt status for tax purposes.

6.                                       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase and pay for the Notes of a related Series subject to this Agreement will be subject to the accuracy of the representations and warranties on the part of the Depositor as of the date hereof, the date of the Terms Agreement and the applicable Delivery Date, to the accuracy of the statements of the Depositor made pursuant to the provisions thereof, to the performance by the Depositor in all material respects of its obligations hereunder and to the following additional conditions precedent:

(a)                                  The Representative shall have received letters dated the date of the Terms Agreement, in form and substance acceptable to the Representative and its counsel, prepared by [                      ], independent certified public accountants, (i) regarding the numerical and statistical information contained in the Prospectus, other than the numerical and statistical information referred to in Section 6(b) hereof, and (ii) relating to certain agreed upon procedures as specified by the Underwriters.

(b)                                 The Representative shall have received letters dated the date of the Terms Agreement, in form and substance acceptable to the Representative and its counsel, prepared by independent certified public accountants of the Servicers, regarding the numerical and statistical information contained in the Prospectus regarding the Servicers’ respective servicing portfolios.

(c)                                  The Representative and each Underwriter shall have received a copy of the Prospectus for the related Series of Notes.

(d)                                 All actions required to be taken and all filings required to be made by the Depositor under the Act prior to the sale of the Notes of the applicable Series shall have been duly taken or made; and prior to the applicable Delivery Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted, or to the knowledge of the Depositor or any Underwriter, shall be contemplated by the Commission.

(e)                                  The Notes subject to this Agreement and offered by means of the Registration Statement shall be rated at the time of issuance as set forth in the Terms Agreement.

(f)                                    (1)                                  The Representative shall have received an opinion of counsel or counsels for the Depositor, dated the applicable Delivery Date, substantially to the effect that:

(i)                                     The Depositor has the corporate power and authority to own its assets and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Agreement, between the Depositor and the Representative and the Terms Agreement, between the Depositor and the Representative, the Transfer and Servicing Agreement and the Trust Agreement;

(ii)                                  Each of the Trust Agreement, Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement has been duly authorized, executed and delivered by the Depositor and each constitutes a valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms;

(iii)                               When duly authorized by the Issuer and duly and validly executed and delivered by the Owner Trustee, on behalf of the Issuer, and authenticated by the Indenture Trustee in accordance with the terms of the Indenture, delivered against payment of the purchase price therefor pursuant to the Agreement, the Notes will be entitled to the benefits of the Indenture and will constitute valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms;

(iv)                              The Agreement has been duly authorized, executed and delivered by the Depositor;

(v)                                 The execution and delivery by the Depositor of each of the Underwriting Agreement, the Trust Agreement, the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement and the performance by the Depositor of its obligations thereunder each in accordance with its terms, do not conflict with the certificate of incorporation or by-laws of the Depositor;

(vi)                              At the date hereof, the Issuer is not required to be registered under the Investment Company Act of 1940, as amended;

(vii)                           The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and complies with the requirements of the TIA and the applicable Rules and Regulations;

(viii)                        The Indenture creates a valid security interest in favor of the Indenture Trustee, for the benefit of the holders of the Notes, in the Issuer’s right,

title and interest in and to the Collateral securing the obligations of the Issuer under the Indenture in which a security interest may be created pursuant to the UCC;

(ix)                                The Registration Statement has been declared effective under the 1933 Act; the Base Prospectus and the Prospectus Supplement have each been filed pursuant to Rule 424(b) of the rules and regulations of the Commission under the 1933 Act in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission;

(x)                                   The Registration Statement and the Prospectus (in each case other than (A) the financial statements, schedules, tables and other financial and statistical data included or incorporated by reference therein or omitted therefrom and (B) the Incorporated Documents, as to which we express no opinion), as of their respective effective or issue dates, as the case may be, each appeared on its face to be appropriately responsive in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act;

(xi)                                Assuming that any Class of Notes is rated by a nationally recognized statistical rating organization in one of its two highest rating categories, such Notes constitute “mortgage-related securities” within the meaning of Section 3(a)(41) of the Securities Exchange Act of 1934, as amended, for so long as they are so rated;

(xii)                             The information in the Prospectus under the captions “Description of the Notes,” “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” and “The Trust Agreement and the Indenture,” to the extent that it constitutes a summary of certain provisions of the Notes and of the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, has been reviewed by us and is correct in all material respects; the statements contained under the caption “ERISA Considerations,” insofar as such statements describe certain provisions of federal statutes and regulations, have been reviewed by us, and such statements fairly describe such provisions and regulations; and the statements contained under the caption “Federal Income Tax Consequences,” insofar as such statements constitute conclusions of law, are true and correct in all material respects as set forth therein;

(xiii)                          With respect to the mortgage notes that constitute “instruments,” “general intangibles” or “tangible chattel paper,” as those terms are defined in the UCC, the filing of a Financing Statement on form UCC1 in proper form in the appropriate filing office in the State of Delaware will be effective to perfect the security interest of the Indenture Trustee in the mortgage notes.  Such security interest in favor of the Indenture Trustee will be prior to any security interest in the Mortgage Notes in favor of any other creditor of the Issuer;

(xiv)                         The Notes, other than those certain Classes, or portions of Classes, of Notes which, at the time of their issuance, the Seller, or one of its qualified REIT Subsidiaries acquires beneficial ownership thereof (“the Retained Notes”), will be treated as debt for U.S. federal income tax purposes.  In addition, we are of the opinion that, if any Retained Note is subsequently sold for cash to a party unrelated to the beneficial owner of the Ownership Certificate, such Retained Note will be treated as debt for U.S. federal income tax purposes as of the date of such sale, assuming we can continue to rely on all of the Closing Date REIT Assumption, determined as of the date of such sale where appropriate, and provided that:

1.                                       no modifications have been made to the Transaction Documents as of the date of such sale;

2.                                       the Rating Agency’s rating of such Retained Note as of the date of such sale is not lower than the rating for such Retained Note as of the Closing Date; and

3.                                       no adverse changes have been made to (or that would adversely affect the application of) the Closing Date Legal Authorities (as defined below).

(xv)                            For U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or a publicly traded partnership taxable as a corporation; and

(xvi)                         Although the Trust will be classified as a taxable mortgage pool during the time that any Notes are outstanding, the Trust will not be subject to federal income tax during such time as long as the beneficial owner of the Ownership Certificate qualifies as a REIT or as a qualified REIT Subsidiary under the Code.

(2)                                  The Representative shall have received an opinion of counsel or counsels for the Seller, dated the applicable Delivery Date, substantially to the effect that:

(i)                                     The Seller has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of the State of Maryland.  The Seller has the organizational power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted.  The Seller has the corporate power and authority to acquire and own the Mortgage Loans.

(ii)                                  The Seller has the corporate power and authority to (a) execute and deliver the Agreements, (b) perform its obligations under and consummate the transactions provided for in the Agreements, and (c) transfer its rights, title and interests in, to and under the Mortgage Loans to the Depositor on the terms and conditions provided in the Mortgage Loan Purchase Agreement.

(iii)                               Each of the Agreements has been duly authorized and executed by a duly authorized officer of the Seller.

(iv)                              The transfer and sale by the Seller of the Mortgage Loans to the Depositor pursuant to the Mortgage Loan Purchase Agreement, the compliance by the Seller with the provisions of the Agreements and the consummation of the transactions contemplated by the Agreements and the fulfillment of the terms thereof will not violate or breach any of the terms and provisions of the articles of incorporation or bylaws of the Seller.

(v)                                 No authorization, approval, or other action by, and no notice to or filing with any court, governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of the Agreements.

(vi)                              Each of the Agreements constitutes the valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms.

(vii)                           To our knowledge, there is no legal or governmental action, investigation or proceeding pending or threatened against the Seller (a) asserting the invalidity of any of the Agreements, (b) seeking to prevent the consummation of any of the transactions provided for in the Agreements, or (c) that would materially and adversely affect the ability of the Seller to perform its obligations under, or the validity or enforceability with respect to the Seller of, any of the Agreements.

Such counsel or counsels shall also state that nothing has come to their attention that would lead them to believe that the Registration Statement (at the time it became effective) or the Prospectus or the Prospectus Supplement (in both cases, as of the date of the Prospectus Supplement and as of the Delivery Date) (other than the financial and statistical information or information contained therein, as to which such counsel need not express an opinion) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(g)                                 The Representative shall have received an opinion of counsel to the Trust, Owner Trustee, Trust Administrator and Indenture Trustee, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

(h)                                 The Representative shall have received opinions of counsel to the Master Servicer, each Servicer and each Subservicer, dated the Delivery Date, and in the form agreed to on or prior to the date of the Terms Agreement.

(i)                                     The Representative shall have received a certificate or certificates signed by such of the principal executive, financial and accounting officers of the Depositor as the Representative may request, dated the applicable Delivery Date, in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i)

the representations and warranties of the Depositor in this Agreement are true and correct; (ii) the Depositor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated; (iv) subsequent to the respective dates as of which information is given in the Prospectus, and except as otherwise set forth in or contemplated by the Prospectus, there has not been any material adverse change in the general affairs, capitalization, financial condition or results of operations of the Depositor; (v) except as otherwise stated in the Prospectus, there are no material actions, suits or proceedings pleading before any court or governmental agency, authority or body or, to their knowledge, threatened, affecting the Depositor or the transactions contemplated by this Agreement; (vi) attached thereto are true and correct copies of a letter from the rating agency or agencies rating the related Series of Notes confirming that the Notes of such Series have been rated in one of the four highest rating categories established by such agency or agencies as set forth in the Terms Agreement and such rating has not been lowered since the date of such letter; and (vii) the Swap Agreement has been delivered.

(j)                                     If applicable, the Representative shall have received letters dated the applicable Delivery Date from counsel rendering opinions to any nationally recognized statistical rating organization rating the applicable Series of Notes, to the effect that the Representative may rely upon their opinion to such rating organization, as if such opinion were rendered to the Representative.

(k)                                  The Representative shall have received certificates of the Trust, the Owner Trustee, the Trust Administrator and the Indenture Trustee, signed by one or more duly authorized officers of such parties, dated the applicable Delivery Date, as to the due acceptance of the related Agreements by such parties, as applicable, and the due authorization and delivery of the Notes of such Series by the Trust and the Trust Administrator thereunder.

(l)                                     To the extent, if any, that the ratings provided to the Notes of the related Series by any of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch Ratings (“Fitch”) are conditional upon the furnishing of documents or the taking of any other actions by the parties to the Agreements, as the case may be, shall furnish such documents and take any such other actions.

(m)                               The Representative shall have received letters from each Rating Agency confirming the ratings set forth in the related Terms Agreement.

(n)                                 [Reserved.]

(o)                                 The Representative shall have received copies of all documents, certificates, legal opinions and accountant’s letters delivered to the Depositor pursuant to the Assignment and Assumption Agreement in form and substance satisfactory to the

Representative and with the legal opinions and accountant’s letters addressed to the Representative or accompanied by a letter entitling the Representative to rely thereon.

(p)                                 The Depositor will furnish the Representative with such conformed copies of such other opinions, certificates, letters and documents as the Representative reasonably requests.

7.                                       Indemnification.

(a)                                  The Depositor will indemnify and hold harmless the Representative and each Underwriter and each person, if any, who controls the Representative or such Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which the Representative or such Underwriter or such controlling person may become subject, under the Act or the Exchange Act or other Federal or State statutory law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse the Representative and each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by the Representative or such Underwriter and each such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided however, that the Depositor will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any of such documents (A) in reliance upon and in conformity with written information furnished to the Depositor by the Representative or the relevant Underwriter specifically for use therein, or (B) in any Computational Materials or ABS Term Sheets furnished to prospective investors by the Underwriters or any Current Report or any amendment or supplement thereof, except to the extent that any untrue statement or alleged untrue statement therein or omission therefrom results directly from an error (a “Mortgage Pool Error”) in the information concerning the characteristics of the Mortgage Loans furnished by the Seller or the Depositor to the Representative or any Underwriter in writing or by electronic transmission that was used in the preparation of either (x) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) included in such Current Report (or amendment or supplement thereof) or (y) any written or electronic materials furnished to prospective investors on which the Computational Materials (or amendments or supplements) were based.  This indemnity agreement will be in addition to any liability which the Depositor may otherwise have.

(b)                                 Each Underwriter agrees, severally, and not jointly, to indemnify and hold harmless the Depositor, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Depositor within the meaning of the Act or the Exchange Act to the same extent as the foregoing indemnities from the Depositor to each Underwriter, but only with reference to (A) written information furnished to the Depositor by or on behalf of such Underwriter through the Representative specifically for use in the preparation of the documents referred to in the foregoing indemnity with respect to the related Series, or (B) any Computational Materials or ABS Term Sheets (or amendments or supplements thereof) delivered to prospective investors by such Underwriter (except that no such indemnity shall be available for any losses, claims, damages or liabilities, or actions in respect thereof, resulting from any Mortgage Pool Error, other than a Mortgage Pool Error that had been corrected and such corrected information had been provided to the Underwriters); provided, however, that in no event shall an Underwriter be liable to the Depositor under this paragraph (b) with respect to the material described in clause (B) unless such Underwriter prepared such Computational Materials or ABS Term Sheets and no Underwriter shall be liable to the Depositor under this paragraph (b) in an amount in excess of the underwriting discounts and commissions received by such Underwriter in connection with the offering of the related Series of Notes.  This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.  The Depositor acknowledges that, for purposes of this Section, the statements set forth in the second sentence of the second to last full paragraph on the cover page, and in the entire first paragraph, the first sentence of the second paragraph and the entire third paragraph under the heading “METHOD OF DISTRIBUTION” in the Prospectus Supplement, constitute the only information furnished in writing to the Depositor by the Underwriters for inclusion in the documents referred to in the foregoing indemnity, and you confirm that such statements are correct.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent such indemnifying party has been prejudiced thereby.  In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party).  After notice from the indemnifying party to such indemnified party of its election to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

(d)                                 If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Depositor on the one hand and the Underwriters on the other from the offering of the related Series of Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Depositor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations.  The relative benefits received by the Depositor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Depositor bear to the total underwriting discounts and commissions received by the Underwriters.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified in connection with investigating or defending any action or claim which is the subject to this subsection (d).  Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the related Series of Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  If the Depositor fails to satisfy any monetary obligation under this Section 7, Fieldstone Investment Corporation hereby agrees to perform such obligation.

8.                                       Computational Materials and Structural Term Sheets.

[Note: This section will be revamped post-effectiveness of Regulation AB]

(a)                                  The Representative agrees to provide to the Depositor no less than two business days prior to the date on which the Prospectus is proposed to be filed pursuant to Rule 424(b) under the Act, for the purpose of permitting the Depositor to comply with the filing requirement set forth in Section 5(a), all information (in such written or electronic format as required by the Depositor) prepared by it with respect to the related Series of

Notes which constitutes [(i) ”Computational Materials”, as defined in the Commission’s No-Action Letter, dated May 20, 1994, addressed to Kidder, Peabody Acceptance Corporation I, Kidder, Peabody & Co. Incorporated and Kidder Structured Asset Corporation, and the no-action letter dated May 27, 1994 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (together, the “Kidder Letters”), the filing of which materials is a condition of the relief granted in such letters (such materials being the “Computational Materials”), and (ii) ”Structural Term Sheets” within the meaning of the no-action letter dated February 17, 1995 issued by the Division of Corporation Finance of the Commission to the Public Securities Association (the “PSA Letter”) and the filing of such materials is a condition of the relief granted in such letter (such materials being the “Structural Term Sheets”)], [Note:  Following the effectiveness of Regulation AB, this will change to ABS Information and Computational Material” as defined under Regulation AB] such delivery to be made not later than 10:30 a.m. New York time on the business day immediately following the date on which such Computational Materials or Structural Term Sheets was first delivered to prospective investors in the Notes.  Each delivery of Computational Materials and Structural Term Sheets to the Depositor pursuant to this paragraph (a) shall be effected in accordance with Section 10.

(b)                                 Each Underwriter represents and warrants to and agrees with the Depositor, as of the date of the related Terms Agreement and as of the Closing Date, that:

(i)                                     the Computational Materials furnished to the Depositor by such Underwriter pursuant to Section 8(a) constitute (either in original, aggregated or consolidated form) all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission with respect to the related Notes in accordance [with the Kidder Letters] [Regulation AB], and such Computational Materials comply with the requirements of the [Kidder Letters] [Regulation AB];

(ii)                                  the Structural Term Sheets furnished to the Depositor by such Underwriter pursuant to Section 8(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to the time of delivery thereof to the Depositor that are required to be filed with the Commission as “Structural Term Sheets” with respect to the related Notes in accordance with the [PSA Letter] [Regulation AB], and such Structural Term Sheets comply with the requirements of the [PSA Letter] [Regulation AB]; and

(iii)                               on the date any such Computational Materials or Structural Term Sheets with respect to such Notes (or any written or electronic materials furnished to prospective investors on which the Computational Materials are based) were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 8(a) and on the related Closing Date, such Computational Materials (or such other materials) or Structural Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus and Prospectus

Supplement, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notwithstanding the foregoing, no Underwriter makes any representation or warranty as to whether any Computational Materials or Structural Term Sheets (or any written or electronic materials on which the Computational Materials are based) included or will include any untrue statement resulting directly from any Mortgage Pool Error.

9.                                       Collateral Term Sheets.

(a)                                  Prior to the delivery of any [“Collateral Term Sheet” within the meaning of the PSA Letter] [ABS Informational and Computational Material within the meaning of Regulation AB], the filing of which material is a condition of the relief granted in such letter (such material being the “Collateral Term Sheets”), to a prospective investor in the Notes, the Representative shall notify the Depositor and its counsel by telephone of its intention to deliver such materials and the approximate date on which the first such delivery of such materials is expected to occur.  Not later than 10:30 a.m., New York time, on the business day immediately following the date on which any Collateral Term Sheet was first delivered to a prospective investor in the Notes, the Representative shall deliver to the Depositor one complete copy of all materials provided by the Representative to prospective investors in such Notes which constitute “Collateral Term Sheets.”  Each delivery of a Collateral Term Sheet to the Depositor pursuant to this paragraph (a) shall be effected in accordance with Section 10.  (Collateral Term Sheets and Structural Term Sheets are, together, referred to herein as “ABS Term Sheets.”)  At the time of each such delivery, the Representative shall indicate in writing that the materials being delivered constitute Collateral Term Sheets, and, if there has been any prior such delivery with respect to the related Series, shall indicate whether such materials differ in any material respect from any Collateral Term Sheets previously delivered to the Depositor with respect to such Series pursuant to this Section 9(a) as a result of the occurrence of a material change in the characteristics of the related Mortgage Loans.

(b)                                 Each Underwriter represents and warrants to and agrees with the Depositor as of the date of the related Terms Agreement and as of the Closing Date, that:

(i)                                     The Collateral Term Sheets furnished to the Depositor by such Underwriter pursuant to Section 9(a) constitute all of the materials furnished to prospective investors by such Underwriter prior to time of delivery thereof to the Depositor that are required to be filed with the Commission as [“Collateral Term Sheets”] [ABS Informational and Computational Material within the meaning of Regulation AB] with respect to the related Notes in accordance with [the PSA Letter] [Regulation AB], and such Collateral Term Sheets comply with the requirements of [the PSA Letter] [ABS Informational and Computational Material within the meaning of Regulation AB], and

(ii)                                  On the date any such Collateral Term Sheets with respect to such Notes were last furnished to each prospective investor by such Underwriter and on the date of delivery thereof to the Depositor pursuant to Section 9(a) and on the related Closing Date, such Collateral Term Sheets did not and will not include any untrue statement of a material fact or, when read in conjunction with the Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

Notwithstanding the foregoing, the Representative makes no representation or warranty as to whether any Collateral Term Sheet included or will include any untrue statement or material omission resulting directly from any Mortgage Pool Error.

(c)                                  If, at any time when a Prospectus relating to the Notes of a Series is required to be delivered under the Act, it shall be necessary to amend or supplement the related Prospectus as a result of an untrue statement of a material fact contained in any Collateral Term Sheets provided by the Representative pursuant to this Section 9 or the omission to state therein a material fact required, when considered in conjunction with the related Prospectus, to be stated therein or necessary to make the statements therein, when read in conjunction with the related Prospectus, not misleading, or if it shall be necessary to amend or supplement any Current Report relating to any Collateral Term Sheets to comply with the Act or the rules thereunder, the Representative promptly will prepare and furnish to the Depositor for filing with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.  The Representative represents and warrants to the Depositor, as of the date of delivery of such amendment or supplement to the Depositor, that such amendment or supplement will not include any untrue statement of a material fact or, when read in conjunction with the related Prospectus, omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, the Representative makes no representation or warranty as to whether any such amendment or supplement will include any untrue statement resulting directly from any Mortgage Pool Error.

10.                                 Delivery and Filing of Current Reports, Collateral Term Sheets, Structural Term Sheets.

(a)                                  Any Current Report, Collateral Term Sheet or Structural Term Sheet that is required to be delivered by the Representative to the Depositor hereunder shall be effected by the delivery of one copy to counsel for the Depositor and, if requested, one copy in computer readable format to the Financial Printer on or prior to 10:30 a.m. on the date so specified herein.

(b)                                 The Depositor shall cause its counsel or the Financial Printer to file with the Commission any such Current Report, Collateral Term Sheet or Structural Term Sheet within one business day immediately following the delivery thereof pursuant to the preceding subsection.  The Depositor shall use its best efforts to cause any such Current Report, Collateral Term Sheet or Structural Term Sheet to be so filed prior to 4:00 p.m., New York time, on such business day and will promptly advise the Representative of such filing.

11.                                 Default of Underwriters.  If any Underwriter or Underwriters participating in an offering of a Series of Notes default in their obligations to purchase Notes of the related Series hereunder and under the related Terms Agreement and the aggregate principal amount of such Notes which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes set forth in such Terms Agreement, the Representative may make arrangements satisfactory to the Depositor for the purchase of such Notes by other persons, including any of the Underwriters participating in such offering, but regardless of whether such arrangements are made the non-defaulting Underwriters shall remain obligated severally to purchase the Notes of the related Series which they committed to purchase in accordance with the terms hereunder and under the Terms Agreement.  If any Underwriter or Underwriters so default and the aggregate principal amount of Notes of the related Series with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes set forth in such Terms Agreement and arrangements satisfactory to the Representative and the Depositor for the purchase of such Notes by other persons are not made, this Agreement will terminate without liability on the part of any nondefaulting Underwriter, except as provided in Section 7.  As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section.  Nothing herein will relieve a defaulting Underwriter from liability for its default.

12.                                 Termination of the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Notes of a given Series on the related Delivery Date shall be terminable by the Underwriters if at any time on or prior to the Delivery Date (a) any of the conditions set forth in Section 6 are not satisfied when and as provided therein; (b) there shall have been the entry of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor, or for the winding up or liquidation of the affairs of the Seller or the Depositor; (c) there shall have been the consent by the Seller or the Depositor to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Seller or the Depositor or of or relating to substantially all of the property of the Seller or the Depositor; or (d) a Termination Event (as defined below) shall have occurred.  The termination of the Depositor’s obligations hereunder shall not terminate the Depositor’s rights hereunder or its right to exercise any remedy available to it at law or inequity.

A “Termination Event” means the existence of any one or more of the following conditions:

(a)                                  a stop order suspending the effectiveness of the Registration Statement shall have been issued or a proceeding for that purpose shall have been initiated or threatened by the Commission; or

(b)                                 subsequent to the execution and delivery of this Agreement, a downgrading, or public notification of a possible change, without indication of direction, shall have occurred in the rating afforded any of the debt securities or claims paying ability of any person providing any form of credit enhancement for any of the Notes, by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act; or

(c)                                  subsequent to the execution and delivery of this Agreement, there shall have occurred an adverse change in the condition, financial or otherwise, in the earnings, affairs, regulatory situation or business prospects of the Seller or the Depositor which is reasonably determined by the Representative to be material; or

(d)                                 subsequent to the date of this Agreement there shall have occurred any of the following: (i) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Seller on any exchange or in the over-the-counter market or a suspension or material limitation in trading in securities substantially similar to the Notes; (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities, or the escalation of such hostilities, or any calamity or crisis, if the effect of any such event specified in this clause (iii) in the reasonable judgment of the Representative makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

13.                                 Survival of Certain Representations and Obligations.  The respective indemnities, agreements, representations, warranties and other statements by the Depositor or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Depositor or any of its officers or directors or any controlling person, and will survive delivery of and payment for Notes of the related Series.

If this Agreement is terminated pursuant to Section 12 or if for any reason the purchase of the Notes of a given Series by the Underwriters is not consummated, the Depositor shall remain responsible for the expenses to be paid or reimbursed by them pursuant to Section 5(h), and the obligations of the Depositor and the Underwriters pursuant to Section 7 shall remain in effect.

14.                                 Notices.  All communications hereunder will be in writing and, if sent to an Underwriter, will be mailed, delivered or telegraphed and confirmed to the Representative at [                                        ] or if sent the Depositor, will be mailed, delivered or telegraphed and confirmed to it at [                                        ] Attention: [                                        ]; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed to such Underwriter at the address furnished by it.

15.                                 Successors.  This Agreement and the Terms Agreement with respect to a given Series of Notes will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 7, and their successors and assigns, and no other person will have any right or obligations hereunder.

16.                                 Representation of the Underwriters.  The Representative will act for the several Underwriters set forth in the applicable Terms Agreement in connection with the transactions described in this Agreement and such Terms Agreement with respect to a given Series of Notes and any action taken by the Representative under this Agreement will be binding upon all the Underwriters for such Series of Notes.

17.                                 Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

18.                                 Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon, it will become a binding agreement between the Depositor and the Underwriter, upon the Underwriter’s execution of any related Terms Agreement, in accordance with its terms.

Very truly yours,

FIELDSTONE MORTGAGE INVESTMENT CORPORATION, as Depositor

By:
Name:
Title:

The foregoing Agreement is
hereby confirmed and accepted
as of the date first above written.

[ ]

By:
Name:
Title:

Agreed to as to Section 7(e),

FIELDSTONE INVESTMENT CORPORATION

By:
Name:
Title:

Exhibit A to Underwriting Agreement

FORM OF TERMS AGREEMENT

FIELDSTONE MORTGAGE INVESTMENT CORPORATION
(DEPOSITOR)

Fieldstone Mortgage Investment Trust, Series 2005-[   ]
Mortgage-Backed Notes
Series 2005-[   ]

TERMS AGREEMENT

[              ], 2005

To:	Fieldstone Mortgage Investment Corporation, as Depositor under the Transfer and Servicing Agreement dated as of [ ], 2005

Re:	Underwriting Agreement dated as of [ ], 2005

Title:

Fieldstone Mortgage Investment Corporation Mortgage-Backed Notes, Series 2005-[       ], Class 1-A1, Class 1-A2, Class 2-A1, Class 2-A2, Class A-IO, Class M1, Class M2, Class M-3, Class M4, Class M5, Class M6 and Class M7 Notes

Principal Amount:	$[ ] (approximate)

Interest Rate:	As set forth in Schedule A attached hereto.

Terms of the Notes:

Class	Original Principal/Notional Balance	Note Rate
1-A1		Floating
l-A2		Floating
2-AI		Floating
2-A2		Floating
A-IO	*	Fixed
MI		Floating
M2		Floating
M3		Floating
M4		Floating
M5		Floating
M6		Floating
M7		Floating

* Notional Amount

Note Rating:

Class of Notes	Standard & Poor’s	Moody’s
1-A1	AAA	Aaa
l-A2	AAA	Aaa
2-Al	AAA	Aaa
2-A2	AAA	Aaa
A-IO	AAA	Aaa
Ml	AA+	AaZ
M2	A+	A2
M3	A	A3
M4	A-	Baal
M5	BBB+	BaaZ
M6	BBB	Baa3
M7	BBB-	NR

Underwriters:	[ ]

Servicer:	Fieldstone Servicing Corp. (the “Servicer”)

Sub-Servicer:	[ ] (“[ ],” or such capacity, the “Sub-servicer “)

Indenture Trustee:	[ ], (the “Indenture Trustee”)

Master Servicer:	[ ] (“[ ]” or in such capacity, the “Master Servicer”)

Trust Administrator:	[ ] (or in such capacity, the “Trust Administrator”)

Terms of Sale:	The purchase price payable by the Underwriters for each Class of Notes is [ ]% of the aggregate note principal amount of each Class of Notes.

Payment of the purchase price shall be in immediately available Federal funds wired to such bank as may be designated by the Depositor.

The Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase from the Depositor, the Notes in the principal amounts set forth in Schedule B opposite their respective names.

Underwriting	Notwithstanding anything to the contrary in the Underwriting

Commissions:	Agreement, no additional underwriting commission shall be payable by the Depositor to the Underwriters in connection with the purchase of the Notes.

Public offering price and/or method of determining price at which the Underwriters will sell the Notes: Negotiated transactions.

Mortgage Loans:

The mortgage loans (the “Mortgage Loans”) sold by Fieldstone Investment Corporation (the “Seller”) to the Depositor pursuant to the Mortgage Loan Purchase Agreement, dated as of [           ], 2005, and conveyed by the Depositor to the Trust pursuant to the Transfer and Servicing Agreement, dated as of [           ], 2005 (the “Transfer and Servicing Agreement”), among the Originator, the Depositor, the Servicer, the Sub-servicer, the Indenture Trustee, the Master Servicer and the Trust Administrator.

Distribution Dates:	Beginning [ ], 2005, and thereafter on the 25th day of each month.

Delivery Date and Location:	10:00 a.m., New York Time, on or about [ ], 2005, or at such other time not later than seven full business days thereafter as may be agreed upon, at the offices of Hunton & Williams LLP.

[ ], as Underwriter

By:

Acting on behalf of itself and as the
Representative of the several Underwriters

Accepted:
FIELDSTONE MORTGAGE INVESTMENT CORPORATION,
as Depositor

By:

Schedule A

	Class l-Al	Class 1-A2	Class 2-Al	Class 2-A2	Class A-IO	Class Ml	Class M2	Class M3	Class M4	Class M5	Class M6	Class M7

Interest Rate:	LIBOR plus	LIBOR plus	LIBOR plus	LIBOR plus		LIBOR plus	LIBOR plus	LIBOR plus	LIBOR plus	LIBOR plus	LIBOR plus	LIBOR plus
	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%(4)	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%	[ ]%
	(1)(2)	(1)(2)	(2)(3)	(2)(3)		(5)(6)	(5)(6)	(5)(6)	(5)(6)	(5)(6)	(5)(6)	(5)(6)

Other Information:

(1)                                  The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 1 fixed rate cap of [     ]%.

(2)                                  If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class 1-A1, class 1-A2, class 2-A1 and class 2-A2 notes will increase on the following payment date to 2 times its respective margin shown above.

(3)                                  The interest rate for these notes is the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the group 2 fixed rate cap of [     ]%.

(4)                                  The class A-IO notes are interest-only notes; they will not be entitled to payments of principal and will accrue interest on their component notional amounts.  Interest will not be payable on the class A-IO notes after the payment date in [     ].

(5)                                  The interest rates for these notes are the least of (i) one-month LIBOR plus the applicable margin, (ii) the available funds rate and (iii) the subordinate fixed rate cap of [     ]%.

(6)                                  If the servicer has not exercised its cleanup call on the first payment date on which the aggregate loan balance of the mortgage loans at the beginning of the due period related to that payment date is reduced to less than 10% of the sum of the aggregate loan balance of the initial mortgage loans as of the initial cut-off date and the amount on deposit in the pre-funding account on the closing date, the margin on each of the class M1, class M2, class M3, class M4, class M5, class M6 and class M7 notes will increase on the following payment date to 1.5 times its respective margin shown above.

Schedule B

Class of Notes	Approximate Balance ($)	[ ]	[ ]	[ ]	[ ]
1-A1
1-A2
2-A1
2-A2
A-IO		*	—	—	—
M1
M2
M3
M4
M5
M6
M7
Total

*Notional Amount of such Interest-only Notes.